As filed with the Securities and Exchange Commission on December 1, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COACH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-2242751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

516 West 34th Street
New York, NY 10001
(212) 594-1850
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Kahn, Esq.
Global Corporate Affairs Officer, General Counsel and Secretary
Coach, Inc.
 516 West 34th Street
New York, NY 10001
(212) 594-1850
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joshua Wechsler, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
(212) 859-8689

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered /Proposed Maximum Offering Price per Unit / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee
Debt Securities (the “Debt Securities”)	(1)

(1)	Pursuant to Form S-3 General Instruction II(E) information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be issued at currently indeterminable prices. The proposed maximum initial offering prices per unit will be determined, from time to time, by Coach, Inc. in connection with the issuance by Coach, Inc. of the securities registered under this registration statement. If any Debt Securities are issued at an original issue discount, then the amount registered shall include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Coach, Inc. hereby defers payment of the registration fee required in connection with this registration statement.

Debt Securities

This prospectus contains a general description of debt securities of one or more different series which we may offer for sale from time to time. The specific terms of the debt securities will be contained in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may offer the debt securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these debt securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

The debt securities will be issued by Coach, Inc. See “Description of the Debt Securities.”

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus before investing in our debt securities.

Our common stock is listed on the New York Stock Exchange under the symbol “COH.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 1, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Coach, Inc., a Maryland corporation, which is also referred to as “Coach,” “the Company,” “our company,” “we,” “us,” “ourselves” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, debt securities, in one or more series, which we refer to in this prospectus as the “debt securities.”

To understand the terms of the debt securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the debt securities covered by the prospectus supplement.

We may sell debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the debt securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (filed on August 15, 2014);

•	Our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 (filed on November 6, 2014)
•	Our Current Reports on Form 8-K and Form 8-K/A (filed on July 2, 2014, July 17, 2014, September 9, 2014, September 10, 2014, September 22, 2014, September 25, 2014 and November 12, 2014); and
•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on September 26, 2014) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (filed on August 15, 2014).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.coach.com/investors) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address:

Coach, Inc.
516 West 34th Street
New York, NY 10001
Attention: Investor Relations
Telephone: 212-594-1850

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus, and the documents incorporated by reference in this document, contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “may,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential,” the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 28, 2014, our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part, as well as:

•	the impact of the challenging state of the global economy on consumer purchases of premium lifestyle products that we offer for sale;
•	our ability to continue to expand or grow our business, including international expansion, and the impact of consumer demand, behavior and purchasing trends;
•	our ability to successfully execute our multi-year transformation initiatives;
•	the impact of excess inventories should we misjudge consumer demand;
•	changes in the competitive marketplace, including the development of new products by our competitors;
•	our ability to retain the value of the Coach brand and timely respond to changing fashion and retail trends;
•	legal, regulatory, tax, political, economic and other risks associated with operating in international markets, including risks related changes in exchange rates, political or economic instability in major market, repatriation of foreign cash, natural and other disasters and changes in legal and regulatory requirements;
•	fluctuations in our stock price;
•	our ability to adequately protect our intellectual property and curb the sale of counterfeit merchandise;
•	our ability to secure our computer systems and those of our third-party service providers from cybersecurity threats, including a privacy or data security breach;
•	our exposure to risks inherent in global sourcing activities, including risks associated with cost fluctuations relating to raw materials, transportation, and labor costs;
•	the impact of leasing retail space subject to long-term and non-cancelable leases;
•	our ability to attract, develop and retain qualified employees, including key personnel;
•	the impact on our North American wholesale business of consolidations, liquidations, restructurings and other ownership changes in the retail industry;
•	the impact on our licenses should our licensing partners fail to preserve the value of our licenses or changes in our relationships with licensing partners;
•	the impact of seasonality and quarterly fluctuations in sales of our products on our operating results;
•	the impact of our inability to pay quarterly dividends at expected levels;
•	changes in our credit profile or deterioration in market conditions;
•	changes to our anticipated effective tax rates in future years; and
•	the impact of relocating to our new global corporate headquarters, including cost overruns and disruptions in our operations.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and proxy statements.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY

Founded in 1941, we have grown from a family-run workshop in a Manhattan loft to a leading New York design house of modern luxury accessories and lifestyle collections. Coach is one of the most recognized fine accessories brands in the United States and in targeted international markets. We offer premium lifestyle accessories to a loyal and engaged customer base and provide consumers with fresh, compelling and innovative products that are extremely well made, at an attractive price. Our product offering uses a broad range of high quality leathers, fabrics and materials. In response to our customer’s demands for both fashion and function, we offer updated styles and multiple product categories which address an increasing share of our customer’s accessory wardrobe. We created a sophisticated, modern and inviting environment to showcase our product assortment and reinforce a consistent brand positioning wherever the consumer may shop. We utilize a flexible, cost-effective global sourcing model, in which independent manufacturers supply our products, allowing us to bring our broad range of products to market rapidly and efficiently.

We offer a number of key differentiating elements that set us apart from the competition, including:

A Distinctive Brand — The Coach brand represents a blend of classic American style with a distinctive New York spirit, offering a design that is known for a distinctive combination of style and function. We offer lifestyle products that we believe are relevant, extremely well made and provide excellent value.

A Market Leadership Position With Growing International Recognition — We are a global leader in premium handbags and lifestyle accessories. Our long-standing reputation and distinctive image have been consistently developed across an expanding number of products, sales channels and international markets, including within North America, in which we are the leading brand, and in Japan, where we are the leading imported luxury handbag and accessories brand by units sold. We are also gaining traction in China and other Asian markets, Europe and Latin America.

A Loyal And Involved Consumer — Our consumers have a strong emotional connection with the brand. Part of our everyday mission is to cultivate consumer relationships by strengthening this emotional connection.

A Multi-Channel Global Distribution Model — Our products are available in image-enhancing locations globally wherever our consumer chooses to shop, including: retail and outlet stores, directly operated concession shop-in-shops, online, and department and specialty stores. This allows us to maintain a dynamic balance as results do not depend solely on the performance of a single channel or geographic area. Our stores showcase the world of Coach and enhance the shopping experience while reinforcing the image of our brand. The modern store design creates a distinctive environment to display our products. We have committed a future investment of approximately $570 million to further elevate our in-store imagery. Store associates are trained to maintain high standards of visual presentation, merchandising and customer service.

Innovation With A Consumer-Centric Focus — We listen to our consumers through rigorous consumer research and strong consumer orientation. To truly understand globalization and its impact on us, we also need to understand the local context in each market, learning about our consumer wherever Coach is sold. We work to anticipate the consumer’s changing needs by keeping the product assortment fresh and compelling.

Our product offerings include modern luxury accessories and lifestyle collections, including women’s and men’s bags, women’s and men’s small leather goods, business cases, footwear, wearables (including outerwear), watches, weekend and travel accessories, scarves, sunwear, fragrance, jewelry, travel bags and other lifestyle products.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 516 West 34th Street, New York, New York 10001 Telephone: 212-594-1850.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in this prospectus and the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Coach is set forth below for the periods indicated.

	Three Months Ended	Year Ended
	September 27, 2014	June 28, 2014	June 29, 2013	June 30, 2012	July 2, 2011	July 3, 2010
Ratio of earnings to fixed charges(1)	7.9x	11.4x	17.0x	18.2x	19.4x	17.7x

(1)	For purposes of computing the above ratios of earnings to fixed charges, earnings are defined as net income before income taxes and excluding loss from equity investees, plus fixed charges that are charged against income. Fixed charges consist of interest expense, including the amortization of deferred financing costs, and the portion of rent expense that is considered to be representative of the interest embedded in the related leases.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the debt securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

Each time we sell debt securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the debt securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the debt securities and the proceeds we will receive from the sale of the debt securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the debt securities may be listed;
•	the method of distribution of the debt securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the debt securities will be acquired by the underwriters or dealers for their own account. The debt securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the debt securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the debt securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the debt securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered debt securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Offers to purchase the debt securities offered by this prospectus may be solicited, and sales of the debt securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the debt securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of debt securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses. Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving securities and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Any underwriters to which offered debt securities are sold by us for public offering and sale may make a market in such debt securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The anticipated date of delivery of the debt securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. That date may be between the third and tenth business day following the date of that prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date is later than the third business day following the date of that prospectus supplement, any purchaser who wishes to trade the debt securities on the date of the applicable prospectus supplement or on the subsequent days prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the debt securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debt securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and Venable LLP, Baltimore, Maryland. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Coach, Inc.’s Annual Report on Form 10-K and the effectiveness of Coach, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by Coach, Inc. (the “Company”) in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Rating Agency Fees		**
Miscellaneous		**
Total*	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered, and accordingly, cannot be estimated at this time. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time such information is available in a prospectus supplement in accordance with Rule 430B.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, employee or agent of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party to, or witness in, by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

ITEM 16.    EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Form of Indenture, to be entered into between the Company and U.S. Bank National Association, as Trustee.
5.1	Opinion of Venable LLP.
5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
12.1	Statement of computation of ratio of earnings to fixed charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Venable LLP (contained in exhibit 5.1).
23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in exhibit 5.2).
24.1	Power of Attorney (included on signature page of this Registration Statement).
25.1	Statement of eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, for the debt securities.

*	To be subsequently filed on Current Report on Form 8-K by the registrant in connection with a specific offering and incorporated by reference.

ITEM 17.    UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(b)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 1, 2014.

COACH, INC.

By:	/s/ Jane Nielsen
	Name:	Jane Nielsen
	Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Victor Luis and Jane Nielsen his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities on the dates indicated.

/s/ Victor Luis	Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2014
Name: Victor Luis

/s/ Jane Nielsen	Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2014
Name: Jane Nielsen

/s/ David Denton	Director	December 1, 2014
Name: David Denton

/s/ Susan Kropf	Director	December 1, 2014
Name: Susan Kropf

/s/ Gary Loveman	Director	December 1, 2014
Name: Gary Loveman

/s/ Ivan Menezes	Director	December 1, 2014
Name: Ivan Menezes

/s/ William Nuti	Director	December 1, 2014
Name: William Nuti

/s/ Stephanie Tilenius	Director	December 1, 2014
Name: Stephanie Tilenius

/s/ Jide Zeitlin	Chairman and Director	December 1, 2014
Name: Jide Zeitlin

EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Form of Indenture, to be entered into between the Company and U.S. Bank National Association, as Trustee.
5.1	Opinion of Venable LLP.
5.2	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
12.1	Statement of computation of ratio of earnings to fixed charges.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Venable LLP (contained in exhibit 5.1).
23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in exhibit 5.2).
24.1	Power of Attorney (included on signature page of this Registration Statement).
25.1	Statement of eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, for the debt securities.

*	To be subsequently filed on Current Report on Form 8-K by the registrant in connection with a specific offering and incorporated by reference.